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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          REPUBLIC NEW YORK CORPORATION
             (Exact name of registrant as specified in its charter)


             Maryland                                   13-2764867
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

452 Fifth Avenue, New York, New York                      10018
(Address of principal executive offices)                (Zip Code)

       Securities to be registered pursuant to Section 12(b) of the Act:

                                               Name of Each Exchange on
Title of Each Class to be Registered    Which Each Class Is To Be Registered

$2.8575 Cumulative Preferred Stock             New York Stock Exchange
($50 stated value per share)

         If this Form related to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ].

         If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ].

         Securities to be registered pursuant to Section 12(g) of the Act: None
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Item 1.  Description of Registrant's Securities to be Registered

         A description of the Registrant's 3,000,000 shares of $2.8575 Cumulative Preferred Stock ($50 stated value) (the "Preferred Stock") to be registered hereby, was filed with the Securities and Exchange Commission in the Registrant's Prospectus Supplement dated September 17, 1997 to the Prospectus dated September 27, 1991 as part of the Registrant's Registration Statement on Form S-3 (Registration No. 33-42582) (the "Registration Statement"), and such description is hereby incorporated herein by reference.

Item 2.  Exhibits

1. Resolutions of the Finance Committee of the Board of Directors, adopted September 17, 1997, establishing the Preferred Stock registered hereby.

2. Form of Articles Supplementary relating to the Registrant's $2.8575 Cumulative Preferred Stock ($50 Stated Value), to be filed by amendment to this Form 8-A after filing with the Securities and Exchange Commission under cover of Form 8-K on September 24, 1997.

3. The Registrant's Registration Statement on Form S-3 (Registration No. 33-42582), as previously filed with the Securities and Exchange Commission and incorporated herein by reference.

4. The Registrant's Prospectus Supplement dated September 17, 1997, as previously filed with the Securities and Exchange Commission on September 19, 1997 and incorporated herein by reference.


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  September 19, 1997

                                    REPUBLIC NEW YORK CORPORATION



                                    By:  /s/   William F. Rosenblum, Jr.
                                         --------------------------------------
                                             William F. Rosenblum, Jr.
                                             Senior Vice President,
                                             Deputy General Counsel
                                             and Corporate Secretary
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                                  Exhibit Index

Exhibit No.         Description

1 Resolutions of the Finance Committee of the Board of Directors, adopted September 17, 1997, establishing the Preferred Stock registered hereby.